EXHIBIT 10-26

SCHEDULE OF MORTGAGES OR DEEDS OF TRUST GRANTED BY GANNETT SUBSIDIARIES

MORTGAGES

The following Schedule identifies the material details in which the applicable mortgage or deed of trust granted by a Gannett subsidiary to JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to the Credit Agreement, dated as of June 29, 2015, among Gannett Co., Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, PNC Bank, N.A. and U.S. Bank National Association, as Co-Syndication Agents, and the other lenders party thereto, differ from the Form of Mortgage or Form of Deed of Trust filed as an exhibit to this report:

PROPERTY ADDRESS	MORTGAGOR NAME	OWNERSHIP INTEREST	AMOUNT SECURED
525 W. Broadway, Louisville, Kentucky	The Courier-Journal, Inc.	Fee	$15,000,000
6200 Metropolitan Parkway, Sterling Heights, Michigan	Detroit Newspaper Partnership, L.P.	Fee	$14,000,000
8278 Georgetown Road, Indianapolis, Indiana	Gannett Satellite Information Network, LLC	Fee	$8,000,000
950 W. Basin Road, Newcastle, Delaware	Gannett Satellite Information Network, LLC	Fee	$7,500,000

DEEDS OF TRUST

PROPERTY ADDRESS	GRANTOR NAME	OWNERSHIP INTEREST	AMOUNT SECURED
200 East Van Buren Street, Phoenix, Arizona	Phoenix Newspapers, Inc.	Fee	$30,000,000
6885 Commercial Drive, Springfield, Virginia	Gannett Satellite Information Network, LLC	Fee	$23,000,000
1100 Broadway and others, Nashville, Tennessee	Gannett Satellite Information Network, LLC	Fee (as to 120 11th Avenue North) and Leasehold (as to 1100 Broadway and others)	$12,000,000
22600 N. 19th Avenue, Deer Valley, Arizona	Phoenix Newspapers, Inc.	Fee	$8,700,000